UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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NOVABAY PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOVABAY PHARMACEUTICALS, INC.

2000 Powell Street, Suite 1150

Emeryville, California 94608

Notice of Special Meeting of Stockholders

Date:	Time:	Place:
Thursday, November 10, 2022	11:00 a.m. Pacific Time	Virtual meeting at: www.virtualshareholdermeeting.com/NBY2022SM

To the Stockholders of NovaBay Pharmaceuticals, Inc.:

You are cordially invited to attend the 2022 Special Meeting of Stockholders (the “Special Meeting”) of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our” and “us”). The Special Meeting will be a virtual meeting of stockholders. Stockholders may attend the Special Meeting online, vote their shares electronically, and submit questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/NBY2022SM and entering the 16-digit control number included in their proxy card, the Notice of Internet Availability of Proxy Materials, or the voting information form provided by their broker, bank, or other nominee. Prior to the Special Meeting, stockholders can vote at www.proxyvote.com using their 16-digit control number or by the other methods described in the accompanying proxy statement (the “Proxy Statement”).

The Special Meeting will be held for the following purposes:

Proposal One: (The Company Guide Proposal)	To approve, as required by and in accordance with Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 96,468,114 shares of common stock, par value $0.01 per share (“Common Stock”) (i) upon exercise of the Amended Warrants and the New Reprice Warrants issued as part of our Warrant Reprice Transactions entered into on September 9, 2022 (each as discussed and defined in the Proxy Statement) and (ii) the conversion of the Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) and the exercise of the Long-Term Warrants and the Short-Term Warrants to be issued upon the closing of the 2022 Private Placement (each as discussed and defined in the Proxy Statement), including any additional shares of Common Stock due to an increase as a result of applicable anti-dilution adjustments.

Proposal Two: (The Reverse Stock Split Proposal)

To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all of our Common Stock issued and outstanding shares or held in treasury at a ratio of not less than 1-for-10 and not more than 1-for-35 (the “Reverse Stock Split”), and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio at any whole number within the above share range and the timing of the Reverse Stock Split becoming effective or to abandon the Reverse Stock Split.

Proposal Three: (The Adjournment Proposal)

To adjourn the Special Meeting to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One or Proposal Two.

Proposal One (the Company Guide Proposal), Proposal Two (the Reverse Stock Split Proposal), and Proposal Three (the Adjournment Proposal) are collectively referred to as the “Proposals”.

The Proposals are described in the accompanying Proxy Statement, which we encourage you to read in its entirety before voting. After careful consideration, the NovaBay Board of Directors has determined that the Proposals are advisable and in the best interests of NovaBay and its stockholders and recommends that the holders of Common Stock entitled to vote with respect to each of the Proposals vote or give instruction to vote “FOR” Proposal One, “FOR” Proposal Two, and “FOR” Proposal Three.

The record date for the Special Meeting is September 13, 2022. Only stockholders of record at the close of business on that date are entitled to notice of, and may vote at, the virtual Special Meeting or any adjournment or postponement thereof. A Notice of Internet Availability of Proxy Materials for the Special Meeting or this Notice of Special Meeting and the Proxy Statement are being distributed and being made available on or about September 30, 2022.

A list of stockholders entitled to vote at the Special Meeting will be available at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, for a period of ten days prior to the Special Meeting. If you wish to inspect the stockholder list, please contact our Corporate Secretary at (510) 899-8800. The stockholder list will also be available during the virtual Special Meeting through the following secure link www.virtualshareholdermeeting.com/NBY2022SM.

September 30, 2022	By Order of the Board of Directors,

Paul E. Freiman Chair of the Board

You are cordially invited to attend, via live webcast, the virtual Special Meeting.  Your vote is important. We encourage you to promptly vote your shares either by telephone, over the Internet or by completing, signing, dating and returning your proxy card, which contains instructions on how you would like your shares to be voted at the Special Meeting. Please submit your vote by proxy through one of these methods regardless of whether you will attend the Special Meeting. This will help us ensure that your shares are represented at the Special Meeting.  A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience if you plan to return your proxy card.  Signing and submitting your proxy will not prevent you from voting electronically at the Special Meeting should you be able to attend the virtual Special Meeting, but will assure that your vote is counted, if for any reason you are unable to attend.  Voting instructions are printed on your proxy card and are also included in the accompanying Proxy Statement.

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement (“Proxy Statement”) for the 2022 Special Meeting of Stockholders (the “Special Meeting”) and may not contain all of the information that is important to you. To better understand the proposals being considered at the Special Meeting, you should read this entire Proxy Statement carefully, including the materials attached as annexes, as well as other documents referred to or referenced herein. Each item in this summary includes a page reference directing you to a more complete description of that item contained in later parts of this Proxy Statement.

Except where specifically noted, the following information and all other information contained in this Proxy Statement does not give effect to the proposed Reverse Stock Split described in Proposal Two, which is summarized below and more fully described beginning on page 19 of this Proxy Statement.

About NovaBay

NovaBay Pharmaceuticals, Inc. (“NovaBay”, the “Company”, “we”, “our” and “us”) develops and sells scientifically-created and clinically-proven eyecare and skincare products. Our leading product, Avenova® Antimicrobial Lid and Lash Solution (“Avenova Spray”), is proven in laboratory testing to have broad antimicrobial properties as it removes foreign material including microorganisms and debris from the skin around the eye, including the eyelid. Avenova Spray is formulated with our proprietary, stable and pure form of hypochlorous acid and is cleared by the U.S. Food and Drug Administration for sale in the United States. Avenova Spray is available direct to consumers through online distribution channels and is also often prescribed and dispensed by eyecare professionals for blepharitis and dry-eye disease. Other eyecare products offered under the Avenova eyecare brand include Novawipes by Avenova, Avenova Lubricant Eye Drops, Avenova Moist Heating Eye Compress, and the i-Chek.

On November 5, 2021, we significantly expanded our business by acquiring DERMAdoctor, LLC (“DERMAdoctor”) as our wholly-owned subsidiary. DERMAdoctor offers over-the-counter dermatological products targeting common skin concerns. DERMAdoctor branded products are marketed and sold through the DERMAdoctor website, well-known traditional and digital beauty retailers, and a network of international distributors.

In our Quarterly Report on Form 10-Q filed with the SEC on August 11, 2022 (the “June Form 10-Q”), we reported that based primarily on the funds available as of June 30, 2022, our existing cash and cash equivalents and cash flows generated from product sales will be sufficient to fund our existing operations and meet our planned operating expenses into at least the first quarter of 2023. However, we also reported that we expected that our 2022 expenses will continue to exceed our 2022 revenues, as the Company continues to invest in both its Avenova and DERMAdoctor commercialization efforts. Based on the amount of capital and liquidity that our Company had available at the time, we determined that our planned operations raised substantial doubt about our ability to continue as a going concern. In addition, we also noted that changing circumstances may cause us to expend cash significantly faster than currently anticipated or planned, and that we may need to spend more cash than expected because of circumstances beyond our control that impact the broader economy such as periods of inflation, supply chain issues, the continuation of the COVID-19 pandemic and international conflicts (e.g., the conflict between Russia and Ukraine).

To address our need for liquidity and capital to fund our planned operations, we entered into financing transactions on September 9, 2022 to raise up to approximately $5.3 million in the aggregate of additional capital, as discussed in Proposal One and Proposal Two below. In the absence of our Company completing these financing transactions or substantial revenue growth from our commercialization efforts, there will be substantial doubt about our ability to continue as a going concern within one year after June 30, 2022, and we will be required to scale back or terminate operations and/or seek protection under applicable bankruptcy laws. For additional information regarding our capital and liquidity situation, please read our June 2022 Form 10-Q on file with the SEC. See “Where You Can Find More Information” on page 32.

Proposal One (The Company Guide Proposal) (page 13)

Summary of Financing Transactions

As more fully described in Proposal One in this Proxy Statement, on September 9, 2022, we entered into agreements relating to the following private financing transactions:

●

Warrant Reprice Transactions. Our warrant reprice transactions (the “Warrant Reprice Transactions”) with certain existing Company warrant holders provide for, pursuant to warrant reprice letter agreements, dated September 9, 2022, (i) amendments to previously issued Company common stock, par value $0.01 per share (“Common Stock”) purchase warrants (the “Amended Warrants”), which included a reduction of the exercise price to $0.18 per share and provided for exercise restrictions on such warrants (other than an initial cash exercise) until the later of (a) six months from September 9, 2022 and (b) or the date that Proposal One and Proposal Two as provided in this Proxy Statement are approved by stockholders and become effective (such date, the “Stockholder Approval Date”) and (ii) an initial cash exercise by certain of the participating warrant holders at the reduced exercise price and the issuance of a New Reprice Warrant (as defined below) to such exercising holders, which is described in additional detail in Proposal One. The Warrant Reprice Transactions became effective and resulted in us receiving approximately $2.1 million in proceeds from the cash exercise of the Amended Warrants at the reduced exercise price.

●

2022 Private Placement. A private placement transaction with institutional accredited investors (the “2022 Private Placement”) to sell, pursuant to the Securities Purchase Agreement, dated September 9, 2022 (the “Securities Purchase Agreement”), Company units (“Units”) that will consist of (i) a newly designated Series C Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), (ii) a new short-term Series A-1 warrant to purchase Common Stock (“Short-Term Warrants”), and (iii) a new long-term Series A-2 warrant to purchase common stock (“Long-Term Warrants” and, together with the Short-Term Warrants, the “2022 Warrants”). We expect to close the 2022 Private Placement in the fourth quarter of 2022, subject to receiving stockholder approval of Proposal One and Proposal Two and after satisfying other customary closing conditions as provided in the Securities Purchase Agreement. Upon the closing of the 2022 Private Placement, we expect to receive gross proceeds of $3.3 million from the sale of the Units.

At the Special Meeting, we are asking stockholders to approve, in accordance with Sections 713(a) and 713(b) of the NYSE American Company Guide (the “Company Guide”), the issuance of an aggregate of 96,468,114 shares of Common Stock, subject to potential increase in the number of shares due to applicable anti-dilution adjustments, that will become issuable by the Company in connection with the Warrant Reprice Transactions and, if completed, the 2022 Private Placement as follows:

●	the future exercise of the Amended Warrants for 30,825,000 underlying shares of Common Stock and the New Reprice Warrants for 11,475,000 underlying shares of Common Stock that were both issued as part of the Warrant Reprice Transactions, such warrants not being exercisable until the later to occur of (i) six months from September 9, 2022 and (ii) the Stockholder Approval Date; and

●

the conversion of 3,250 shares of Series C Preferred Stock for 18,057,000 shares of Common Stock (subject to potential increase in the number of shares due to applicable anti-dilution adjustments), the exercise of the Long-Term Warrants for 18,055,557 underlying shares of Common Stock (subject to potential increase in the number of shares due to applicable anti-dilution adjustments), and the exercise of the Short Term Warrants for 18,055,557 underlying shares of Common Stock (subject to potential increase in the number of shares due to applicable anti-dilution adjustments), all of which are contemplated to be issued and sold as provided in the Securities Purchase Agreement at the closing of the 2022 Private Placement. Upon the closing of the 2022 Private Placement, the shares of Series C Preferred Stock will be convertible into Common Stock and the 2022 Warrants will be exercisable into Common Stock, and such underlying shares of Common Stock will be registered by us for resale pursuant to a registration rights agreement that we will enter into at such closing.

For additional information about the Warrant Reprice Transactions and the 2022 Private Placement, please see “Proposal One: The Company Guide Proposal”.

Reasons for Approval of Proposal One

NYSE American Company Guide Requirements. Since our Common Stock is currently listed on the NYSE American, we are required to comply with the continued listing rules of the Company Guide. Section 713(a) of the Company Guide requires stockholder approval in connection with any transaction, other than a public offering, involving the sale, issuance, or potential issuance, of common stock or securities convertible into common stock, equal to 20.0% or more of presently outstanding stock for less than the greater of book or market value (whichever is greater). Section 713(b) of the Company Guide requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. Since the aggregate number of shares of Common Stock underlying the Series C Preferred Stock (18,057,000 shares of Common Stock) and the 2022 Warrants (36,111,114 shares of Common Stock) following the closing of the 2022 Private Placement, the issuance of Common Stock underlying the Amended Warrants (30,825,000 shares of Common Stock) and the New Reprice Warrants (11,475,000 shares of Common Stock), will collectively represent 148% of the total number of shares of Common Stock currently outstanding, we are seeking approval under both Sections 713(a) and 713(b) of the Company Guide. Stockholder approval of Proposal One will constitute stockholder approval for purposes of Sections 713(a) and 713(b) of the Company Guide.

Required Pursuant to Our Financing Transaction Agreements. As a material condition of the Warrant Reprice Transactions and the 2022 Private Placement, we agreed to submit and recommend Proposal One and, as described below, Proposal Two to our stockholders. These contractual obligations address the Company’s obligation to satisfy the Company Guide requirement and for the Company to have a sufficient number of shares of Common Stock available for future issuance, as described under Proposal Two. Approval of Proposal One and Proposal Two will result in the restrictions on exercise under the Amended Warrants and the New Reprice Warrants no longer being effective. The Company’s Board of Directors (the “Board”) approved the Warrant Reprice Transactions and the 2022 Private Placement and believes that satisfying our contractual obligations in those transactions by submitting Proposal One to stockholders for their approval at this Special Meeting is in the best interests of our Company and our stockholders.

Consequences of the Warrant Reprice Transaction and the 2022 Private Placement

Upon stockholder approval of Proposal One and Proposal Two, we will be able to close the 2022 Private Placement, which provides for the issuance of the Series C Preferred Stock and the 2022 Warrants and the Amended Warrants, and the New Reprice Warrants will become exercisable, resulting in a potential issuance of up to 96,468,114 shares of Common Stock or 148% of Common Stock currently outstanding as of the Record Date. If this occurs, it would result in significant dilution in ownership interests and voting rights to our stockholders. As a result of the consummation of the Warrant Reprice Transaction and the reduction of the exercise price of the Amended Warrant and the exercise price of the New Reprice Warrants, the anti-dilution protections of our existing Series B Non-Voting Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), automatically adjusted the conversion price of the Series B Preferred Stock, which was $0.40 into 2,500 shares of Common Stock to be adjusted downward to now be $0.18 into 5,556 shares of Common Stock. Therefore, based on the 11,620 shares of Series B Preferred Stock currently outstanding there are an additional 35,510,720 shares of Common Stock issuable upon conversion, which resulted in significant dilution to our stockholders.

If either Proposal One or Proposal Two is not approved by stockholders at the Special Meeting, then we will not be able to close the 2022 Private Placement and raise additional capital for our Company, and the Amended Warrants and the New Reprice Warrants will not be exercisable and will remain subject to the exercise restrictions set forth in such warrants. In addition, the terms of the Securities Purchase Agreement and the Reprice Letter Agreements require us to continue to seek stockholder approval every four months until such proposals are approved. Also, if Proposal One and Proposal Two are not approved by stockholders, pursuant to the Securities Purchase Agreement, then NovaBay will be subject to restrictions on its ability to raise capital using Common Stock and Common Stock equivalents and incurring indebtedness, until such approvals are obtained, unless the Securities Purchase Agreement is terminated.

Vote Required and Other Matters

Stockholder approval of Proposal One requires a “FOR” vote from the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the Warrant Reprice Transactions (which have already been completed) or the issuance of the Amended Warrants and the New Reprice Warrants (which have already been issued). In addition, although we committed, in connection with the Warrant Reprice Transactions, to seek stockholder approval of the Reverse Stock Split, as well as any approvals as may be required by the Company Guide, and such approvals are conditions to the closing of the 2022 Private Placement, you are not being asked to approve the closing of the 2022 Private Placement or the issuance of the Units (including the Series C Preferred Stock and the 2022 Warrants). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Amended Warrants, the New Reprice Warrants, the Series C Preferred Stock and the 2022 Warrants.

Proposal Two (The Reverse Stock Split Proposal) (page 19)

Reasons for Approval of Proposal Two

Required Pursuant to Our Financing Transaction Agreements. As a material condition of the Warrant Reprice Transactions and the 2022 Private Placement, we agreed to call the Special Meeting within 75 days to seek stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), to effect a reverse stock split of all of our Common Stock issued and outstanding or held in treasury at a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares, as the case may be, of Common Stock will be combined to become one share of Common Stock without change to the number of authorized shares of Common Stock of the Company) (the “Reverse Stock Split”).

Maintain Compliance with NYSE American Continued Listing Requirements. We are also seeking approval of Proposal Two so that the Company will continue to comply with the continued listing rules of the NYSE American under the Company Guide. Our Common Stock is listed on the NYSE American under the symbol “NBY.” In order to maintain continued listing on the NYSE American, among other requirements, our Common Stock must maintain an average minimum closing stock price of $0.20 over any 30-day consecutive trading period, with $0.20 being the current NYSE American internal precedent threshold of what the NYSE American considers to be a “low price per share” and constitute “low selling price issues” of the issuer pursuant to Section 1003(f)(v) of the Company Guide.

As of September 16, 2022, our 30-day average closing stock price was $0.22 per share, which is above the $0.20 “low price per share” minimum threshold. However, our closing stock price has dropped below $0.20 per share on individual days in the month of September 2022, including a price of $0.14 as of September 16, 2022. Pursuant to the Warrant Reprice Transactions, the exercise price of the Amended Warrants was reduced to, and the exercise price of the New Reprice Warrants is, $0.18 per share. The Board expects that the Reverse Stock Split will increase the market price of Common Stock so that the Company will be able to satisfy the continued listing requirements of the NYSE American for the foreseeable future, although the Company cannot assure that it will be able to do so.

Additional Authorized Common Stock. Due to the number of shares of Common Stock that we will be required to issue if all of the Amended Warrants and New Reprice Warrants in the Warrant Reprice Transactions are exercised and the Series C Preferred Stock and the 2022 Warrants to be issued in the 2022 Private Placement are converted or exercised, as the case may be, then we will not have a sufficient number of shares of Common Stock to issue upon exercise and/or conversion of these Company securities. If Proposal Two is approved by stockholders and the Board determines to effect the Reverse Stock Split, the number of authorized shares of Company capital stock, consisting of 150,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock, will remain unchanged. As a result of there being no change to the number of shares of our authorized capital stock in connection with the Reverse Stock Split, the number of authorized shares of Common Stock that will be available for future issuance will increase significantly. Therefore, the Reverse Stock Split will  provide for a sufficient number of authorized shares under our Certificate of Incorporation in order to permit the issuance of shares of Common Stock upon the exercise of the Amended Warrants and the New Reprice Warrants and upon conversion of the Series C Preferred Stock and the exercise of the 2022 Warrants if the 2022 Private Placement closes. In addition, it will provide for additional shares of Common Stock that may be issued in any future offerings or potential strategic transactions that we may pursue.

Improve the Marketability and Liquidity of the Common Stock and Appeal to a Broader Range of Investors and Generate Greater Investor Interest. We also believe that the expected increased market price of our Common Stock resulting from the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock, potentially increasing the liquidity of our Common Stock, and may also help increase analyst and broker interest in our Common Stock as their policies can discourage them from following or recommending companies with low stock prices. However, the market price of our Common Stock will also be based on performance of the Company and other factors, some of which are unrelated to the number of shares outstanding.

For additional information, see “Reasons for the Reverse Stock Split” under Proposal Two below for addition reasons and information.

Background, Process and Effects of a Reverse Stock Split

The Board has unanimously approved resolutions to (i) effect a reverse split of all of our outstanding shares of Common Stock or held in treasury by a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares of Common Stock, as the case may be, shall be combined to become 1 share of Common Stock) that will be effected by amending our Certificate of Incorporation and (ii) directing that a proposal be submitted to our stockholders at the Special Meeting for the prior approval of the Reverse Stock Split, which proposal has been submitted at the Special Meeting as Proposal Two. The proposed Reverse Stock Split is a contractual commitment the Company made as part of the Warrant Reprice Transactions and as a condition to close the 2022 Private Placement.

If Proposal Two is approved by our stockholders, the Board will have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interests and without further action by our stockholders, whether or not and when to effect the Reverse Stock Split, or to abandon it. The Company reserves the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of a Certificate of Amendment (the “Certificate of Amendment”), even if the authority to effect a reverse stock split has been approved by our stockholders at the Special Meeting. By voting in favor of Proposal Two, you are expressly also authorizing the Board to delay, not to proceed with, and/or abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

Should the Board proceed with the Reverse Stock Split, the exact ratio shall be set at a whole number within the above range as determined by the Board in its sole discretion without further action by our stockholders. Proportional adjustments (i.e., in proportion to the reverse stock split ratio) will be made to the maximum number of shares issuable under, outstanding awards under, and other terms of our 2002 Stock Option Plan, 2005 Stock Option Plan, 2007 Omnibus Incentive Plan, and 2017 Omnibus Incentive Plan (collectively, the “Plans”), and the terms of the Company’s outstanding warrants to purchase Common Stock, including the Amended Warrants and the New Reprice Warrants, will also be proportionally adjusted. The Reverse Stock Split, if effected, would affect all of our holders of Common Stock, as well as all of our holders of Series B Preferred Stock, which are convertible into shares of Common Stock, uniformly. The Board believes that the availability of alternative Reverse Stock Split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders.

By approving Proposal Two and if the Reverse Stock Split is made effective, then 150,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock under our Certificate of Incorporation will remain unchanged, which will result in the number of authorized shares of Common Stock that will be available for future issuance to increase significantly. If Proposal Two is approved by our stockholders and the Reverse Stock Split is effective, then these additional authorized shares of Common Stock will be available for issuance for any proper corporate purpose as determined by the Board, without further approval by the stockholders, except as required by law.

Certain Risks Associated with a Reverse Stock Split

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure that the Reverse Stock Split will produce or maintain the desired results, which include the following:

●	The proposed Reverse Stock Split, if effected, may not increase our stock price, and could lead to a decrease in our overall market capitalization.

●	The proposed Reverse Stock Split, if effected, may decrease the liquidity of our Common Stock.

●

If we do not obtain stockholder approval of the Reverse Stock Split at the Special Meeting, we may not be able to satisfy our obligations in connection with the Warrant Reprice Transactions and the 2022 Private Placement.

●	The proposed Reverse Stock Split, if effected, may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

●	The proposed Reverse Stock Split, if effected, will result in a significant increase in our authorized Common Stock and may result in future dilution to our stockholders.

Our Board, however, believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the reverse stock split proposal. We urge you to read the risk factors relating to the Reverse Stock Split under “Proposal Two: The Reverse Stock Split Proposal — Reasons for the Reverse Stock Split.”

No Dissenters’ Rights

Under Delaware law, our stockholders will not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Vote Required and Other Matters

Stockholder approval of Proposal Two requires a “FOR” vote from the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting as of the Record Date (as defined below).

If our stockholders approve Proposal Two, we expect the Board to determine a reverse split ratio within the range approved by stockholders and then file the Certificate of Amendment with the Secretary of State of the State of Delaware, substantially in the form as attached in Annex A hereto to effect the Reverse Stock Split, as soon as practicable following stockholder approval of Proposal Two. The Certificate of Amendment will become effective after filing with the Secretary of State of the State of Delaware and on the date and time set forth therein.

Pursuant to the Securities Purchase Agreement and the Reprice Letter Agreements, if Proposal One and Proposal Two are not both approved by stockholders, then until such proposals are approved, NovaBay will be required to continue to seek stockholder approval every four months until such proposals are approved. In addition, if such proposals are not approved, then pursuant to the Securities Purchase Agreement, NovaBay will be subject to restrictions on its ability to raise capital using Common Stock and Common Stock equivalents and incurring indebtedness, until such approvals are obtained, unless the Securities Purchase Agreement is terminated.

Proposal Three (The Adjournment Proposal) (page 28)

Reasons for Approval of Proposal Three

If NovaBay fails to receive a sufficient number of votes to approve Proposal One, Proposal Two, Proposal Three or establish a quorum for the Special Meeting or we do not receive a sufficient number of votes to approve Proposal One and/or Proposal Two, then we may propose to adjourn or postpone the Special Meeting. The vote regarding adjournment or postponement of the Special Meeting will be disregarded if there are sufficient votes to approve Proposal One and Proposal Two.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting is required for approval of Proposal Three.

If you have any questions or require any assistance in voting your shares, please contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

855-643-7304

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and documents referenced herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, but not limited to, statements that are based upon management’s current expectations, assumptions, estimates, projections and beliefs, including statements about the commercial progress and future financial performance of the Company, as well as matters relating to the Warrant Reprice Transactions, the 2022 Private Placement, Proposal One (the Company Guide Proposal) and Proposal Two (the Reverse Stock Split Proposal). The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words or expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the financial and business impact and effect of the completed Warrant Reprice Transactions, the expected timing of, our ability to complete, and impact of the 2022 Private Placement and the Reverse Stock Split, our partnerships, and any future revenue that may result from selling the Company’s products, as well as the Company’s expected future financial results. These statements involve risks, uncertainties and other factors that may cause actual results or achievements to be materially different and adverse from those expressed in or implied by these forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Other risks relating to the Company’s business, including risks that could cause results to differ materially from those projected in the forward-looking statements in this Proxy Statement, are detailed in the Company’s latest Form 10-K, subsequent Forms 10-Q and/or Form 8-K filings with the U.S. Securities and Exchange Commission (the “SEC”), especially under the heading “Risk Factors.” The forward-looking statements in this Proxy Statement and documents referenced herein speak only as of this date, and the Company disclaims any intent or obligation to revise or update publicly any forward-looking statement except as required by law.

2000 Powell Street, Suite 1150

Emeryville, California 94608

Proxy Statement For The 2022 Special Meeting of Stockholders

This proxy statement (“Proxy Statement”), the accompanying Notice of the Special Meeting of Stockholders and proxy card are being furnished in connection with the solicitation of proxies by the Board of Directors of NovaBay Pharmaceuticals, Inc., a Delaware corporation (“NovaBay,” the “Company,” “we,” “our,” or “us”), to be voted at the 2022 Special Meeting of Stockholders to be held on Thursday, November 10, 2022 (the “Special Meeting”), and at any adjournment or postponement of the Special Meeting. This Special Meeting will be held at 11:00 a.m. Pacific Time and will be a virtual meeting of stockholders. You will be able to participate in the 2022 Special Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/NBY2022SM. You must have your 16-digit control number on your proxy card to enter and participate in the virtual meeting. This Proxy Statement and the proxy card are being made available over the Internet or delivered by mail on or about September 30, 2022, to stockholders of record as of September 13, 2022 (the “Record Date”).

Except where specifically noted, the following information and all other information contained in this Proxy Statement does not give effect to the proposed Reverse Stock Split described in Proposal Two, beginning on page 19 of this Proxy Statement.

Purpose of Meeting

The three specific proposals to be considered and acted upon at the Special Meeting are summarized in the Notice of Special Meeting and the Summary of the Proxy Statement and are described in more detail below and in the description of each of the three proposals that has been included elsewhere in this Proxy Statement.

Notice of Internet Availability

We are pleased to offer our stockholders the convenience of notice and access to our electronic Proxy Statement and the opportunity to vote online. This delivery method also helps NovaBay reduce the mailing of paper copies of our proxy materials. By participating in the “notice and access” process, we save printing and mailing expenses and reduce the environmental impact of the Special Meeting. Pursuant to rules adopted by the SEC, we are permitted to furnish proxy materials, including this Proxy Statement, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Consequently, our stockholders generally will not receive paper copies of our proxy materials unless they request them, or unless we elect to send them to stockholders.

Beginning on or about September 30, 2022, we will send to our stockholders of record a Notice of Internet Availability (the “Availability Notice”) containing instructions on how to access this Proxy Statement and proxy card via the Internet and vote online. As a result, you will not receive a printed copy of the proxy materials in the mail unless you request a copy, or unless we elect to send a printed copy to you. All stockholders will have the ability to access the proxy materials on a website referred to in the Availability Notice and may request a printed set of the proxy materials free of charge by mail or electronically from such website. If you would like to receive a printed set of our proxy materials, you should follow the instructions for requesting such materials included in the Availability Notice.

Attendance at the Special Meeting

As permitted by Delaware law and our Amended and Restated Bylaws (the “Bylaws”), the Special Meeting will be held solely as a virtual meeting live via the Internet. You will be able to attend the Special Meeting via live webcast by visiting our virtual meeting website (www.virtualshareholdermeeting.com/NBY2022SM) at the meeting time. Upon visiting the meeting website, you will be prompted to enter your 16-digit control number provided on your Availability Notice or proxy card if you receive proxy materials by mail. Your unique control number allows us to identify you as a stockholder and will enable you to securely log on, vote and submit questions during the Special Meeting on the meeting website.

Shares of which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Special Meeting if you have a 16-digit control number. If there is no 16-digit control number included on your instructions, please refer to the information provided by your broker, bank or other holder of record for voting information and/or instruction on how to attend the Special Meeting.

Even if you plan to attend the Special Meeting virtually, we recommend that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Special Meeting.

Voting; Quorum

The Record Date for determining those stockholders who are entitled to notice of, and to vote at, the Special Meeting has been fixed as September 13, 2022. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the Record Date. The holders of the Series B Preferred Stock have no voting rights for Proposal One, Proposal Two or Proposal Three, and therefore will not vote at the Special Meeting. As of the Record Date, 64,988,364 shares of Common Stock were outstanding, and 11,620 shares of Series B Preferred Stock were outstanding.

The presence at the Special Meeting, either in person or by duly authorized proxy, of holders of a majority of the voting power of all the outstanding shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Special Meeting. Stockholders who log on and vote at our virtual meeting of stockholders with their 16-digit control number are considered present in person at the meeting. Abstentions are counted as present for purposes of determining the presence of a quorum. Shares of our common stock that are represented by broker non-votes will not be counted as shares present for purposes of determining the presence of a quorum at the Special Meeting.

A broker non-vote occurs when the broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker, bank or other nominee does not have discretionary voting power to vote on that proposal without specific voting instructions from the beneficial owner. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes and votes marked “ABSTAIN” will not be counted towards the tabulation of votes cast on the proposal presented to the stockholders.

Required Votes and Effects of Abstentions and Broker Non-Votes

Votes Generally.  Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, for each proposal, votes “FOR” and “Against,” abstentions, and, if applicable, broker non-votes.

Abstentions and Broker Non-Votes.  Abstentions will count towards the quorum. Shares constituting broker “non-votes” are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter or, unless the beneficial holder has provided voting instructions on at least one proposal, whether a quorum exists at the Special Meeting.

Required Vote.  The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal No.	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
One

The Company Guide Proposal

To approve, as required by and in accordance with Sections 713(a) and 713(b) of the Company Guide, the issuance of an aggregate of 96,468,114 shares of Common Stock (i) upon exercise of the Amended Warrants and the New Reprice Warrants issued as part of our Warrant Reprice Transactions entered into on September 9, 2022 (each as discussed and defined in the Proxy Statement) and (ii) the conversion of the Series C Preferred Stock and the exercise of the Long-Term Warrants and the Short-Term Warrants to be issued upon the closing of the 2022 Private Placement, including any additional shares of Common Stock due to an increase as a result of applicable anti-dilution adjustments.

		“FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.	Against	No Effect

Two

The Reverse Stock Split Proposal

To approve an amendment to the Certificate of Incorporation to effect the Reverse Stock Split, and to grant authorization to the Board to determine, in its sole discretion, the specific ratio at any whole number within the above share range and the timing of the Reverse Stock Split becoming effective or to abandon the Reverse Stock Split.

		“FOR” votes of the holders of a majority of our outstanding shares of Common Stock outstanding on the Record Date.	Against	Against

Three

The Adjournment Proposal

To adjourn the Special Meeting to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One or Proposal Two.

		“FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting.	Against	No Effect

As described under “Proposal One: The Company Guide Proposal”, each of the warrant holders that participated in the Warrant Reprice Transactions signed and delivered a voting commitment letter (referred to herein as “Participant Voting Commitment”) that provides for such participating warrant holder to vote its shares of Common Stock to approve Proposal One and Proposal Two. In connection with the Warrant Reprice Transactions, the Company also obtained voting commitments from its executive officers, directors, more than 10% stockholders and certain other significant stockholders similar to the Participant Voting Commitments to vote in favor of Proposal One and Proposal Two. As a result of having these voting commitment letters, we expect a significant number of shares of Common Stock, up to approximately 33% of the outstanding Common Stock as of the Record Date, to support Proposal One and Proposal Two; however, such number of shares will not be sufficient to approve these proposals.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the Warrant Reprice Transactions (which have already been completed) or the issuance of the Amended Warrants and the New Reprice Warrants (which have already been issued). In addition, although we committed, in connection with the Warrant Reprice Transactions, to seek stockholder approval of the Reverse Stock Split, as well as any approvals as may be required by the Company Guide, and such approvals are conditions to the closing of the 2022 Private Placement, you are not being asked to approve the closing of the 2022 Private Placement or the issuance of the Units (including the Series C Preferred Stock and the 2022 Warrants). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Amended Warrants, the New Reprice Warrants, the Series C Preferred Stock and the 2022 Warrants.

Effect of Not Voting

Stockholder of Record; Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, over the Internet or in person at the Special Meeting, your shares will not be voted.

Beneficial Owner; Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank or other nominee how to vote your shares, the question of whether your broker, bank or other nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers, banks or other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management supported. Proposal One (the Company Guide Proposal) is believed to be a “non-routine” matter. Accordingly, your broker, bank or other nominee may not vote your shares on Proposal One without voting instructions from you. Proposal Two (the Reverse Stock Split Proposal) and Proposal Three (the Adjournment Proposal) are believed to be “routine” matters. Accordingly, your broker, bank or other nominee may vote your shares on such proposals even if you do not give it instructions.

Voting Methods

If you were a stockholder of record on the Record Date, you may vote your shares at the virtual Special Meeting, www.virtualshareholdermeeting.com/NBY2022SM, which contains voting instructions. You may also vote your shares by visiting www.proxyvote.com or by calling (toll free within the United States and Canada) 1-800-690-6903 and following the voting instructions read to you by the automated operator. Internet and telephone voting facilities for stockholders of record will be available 24 hours a day beginning at 12:01 a.m. Pacific Time on September 30, 2022. Internet and telephone voting will close promptly at 11:59 p.m. Eastern Time on Wednesday, November 9, 2022. After that time, you will only be able to vote by attending the Special Meeting via live webcast and voting at the Special Meeting. The meeting starts at 11:00 a.m. Pacific Time. After voting is closed during the Special Meeting, you will no longer have the ability to vote your shares for the specific proposals considered at the Special Meeting.

Upon visiting the meeting website or calling the telephone number provided above, you will be prompted to enter your 16-digit control number provided to you on your proxy card. Your unique control number allows us to identify you as a stockholder and will enable you to securely cast votes.

If you receive proxy materials by mail or if you request paper copies of the proxy materials, you can vote by mail by marking, dating, signing and returning your proxy card in the postage-paid envelope. Further instructions on how to vote by mail are included on the proxy card. Only proxy cards that have been signed, dated, and timely returned will be counted towards the quorum and entitled to vote.

If your proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted “FOR” Proposal One, Proposal Two and Proposal Three, as described in the Notice and this Proxy Statement.

Revoking Proxies

If your shares are held in your name, you may revoke or change your vote at any time before the Special Meeting by (i) submitting another proxy on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted), (ii) attending the Special Meeting live via webcast and voting during the meeting (simply attending the virtual meeting will not, by itself, revoke your proxy), or (iii) filing a notice of revocation or another signed proxy card with a later date with our Corporate Secretary, Mr. Justin Hall, Esq., at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608.

Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Availability Notice, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. In addition, we have engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support. For additional information about this engagement, please see “Method of Proxy Solicitation” below.

Results of Voting at the Special Meeting

We expect to announce preliminary voting results at the Special Meeting. In addition, we expect that final voting results will be filed with the SEC on a Current Report on Form 8-K within four business days after the Special Meeting.

Matters to be Considered at the Special Meeting

Proposal One:

The Company Guide Proposal

Overview and Description of the Financing Transactions

At the Special Meeting, we are asking stockholders to approve, in accordance with Sections 713(a) and 713(b) of the NYSE American Company Guide, the issuance of an aggregate of 96,468,114 shares of Common Stock, subject to potential increase in the number of shares due to applicable anti-dilution adjustments, which will be issuable by the Company in connection with our Warrant Reprice Transactions (as described below) and, if closed, the 2022 Private Placement (as described below).

On September 9, 2022, we entered into written agreements relating to the following two private financing transactions:

●

Warrant Reprice Transactions. The Warrant Reprice Transactions with certain existing Company warrant holders provide for, pursuant to warrant reprice letter agreements, dated September 9, 2022, (i) amendments to previously issued Common Stock purchase warrants, which included a reduction of the exercise price to $0.18 per share and provided for exercise restrictions on such warrants (other than an initial cash exercise) until the later of (a) six months from September 9, 2022 and (b) or the Stockholder Approval Date and (ii) an initial cash exercise by certain of the participating warrant holders at the reduced exercise price and the issuance of a New Reprice Warrant (as defined below) to such exercising holders, which is described in additional detail in Proposal One. The Warrant Reprice Transactions became effective and resulted in us receiving approximately $2.1 million in proceeds from the cash exercise of the Amended Warrants at the reduced exercise price.

●

2022 Private Placement. A private placement transaction with institutional accredited investors to sell, pursuant to the Securities Purchase Agreement, Units that will consist of Series C Preferred Stock and the 2022 Warrants. We expect to close the 2022 Private Placement in the fourth quarter of 2022, subject to receiving stockholder approval of Proposal One and Proposal Two and after satisfying other customary closing conditions as provided in the Securities Purchase Agreement. Upon the closing of the 2022 Private Placement, we expect to receive gross proceeds of $3.3 million from the sale of the Units.

Since our Common Stock is currently listed on the NYSE American, we are required to comply with the continued listing rules of the Company Guide. Section 713(a) of the Company Guide requires stockholder approval in connection with any transaction, other than a public offering, involving the sale, issuance, or potential issuance, of common stock or securities convertible into common stock, equal to 20.0% or more of presently outstanding stock for less than the greater of book or market value (whichever is greater). Section 713(b) of the Company Guide requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. Since the aggregate number of shares of Common Stock underlying the Series C Preferred Stock (18,057,000 shares of Common Stock) and the 2022 Warrants (36,111,114 shares of Common Stock) following the closing of the 2022 Private Placement, the issuance of Common Stock underlying the Amended Warrants (30,825,000 shares of Common Stock) and the New Reprice Warrants (11,475,000 shares of Common Stock), will collectively represent 148% of the total number of shares of Common Stock currently outstanding, we are seeking approval under both Sections 713(a) and 713(b) of the Company Guide. Stockholder approval of this Proposal One will constitute stockholder approval for purposes of Sections 713(a) and 713(b) of the Company Guide.

In addition, as a material condition of the Warrant Reprice Transactions and the 2022 Private Placement, we agreed to submit and recommend this Proposal One and, as described below, Proposal Two to our stockholders. If we do not obtain stockholder approval of this Proposal One and Proposal Two at the Special Meeting, we have agreed to call a meeting of stockholders every four months thereafter to seek stockholder approval until stockholder approval is obtained. These contractual obligations address the Company’s obligation to satisfy the Company Guide requirement and for the Company to have a sufficient number of shares of Common Stock available for future issuance, as described under Proposal Two. Approval of this Proposal One and Proposal Two will result in the restrictions on exercise under the Amended Warrants and the New Reprice Warrants no longer being effective. The Board approved the Warrant Reprice Transactions and the 2022 Private Placement and believes that satisfying our contractual obligations in those transactions by submitting this Proposal One to stockholders for their approval at this Special Meeting is in the best interests of our Company and our stockholders.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the Warrant Reprice Transactions (which have already been completed) or the issuance of the Amended Warrants and the New Reprice Warrants (which have already been issued). In addition, although we committed, in connection with the Warrant Reprice Transactions, to seek stockholder approval of the Reverse Stock Split, as well as any approvals as may be required by the Company Guide, and such approvals are conditions to the closing of the 2022 Private Placement, you are not being asked to approve the closing of the 2022 Private Placement or the issuance of the Units (including the Series C Preferred Stock and the 2022 Warrants). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Amended Warrants, the New Reprice Warrants, the Series C Preferred Stock and the 2022 Warrants.

Description of the Warrant Reprice Transactions

We previously disclosed that we issued (i) Common Stock purchase warrants to a limited number of accredited investors (the “2020 Investors”) in connection with our prior warrant reprice transaction that closed on July 23, 2020 (the “2020 Original Warrants”), and (ii) Common Stock purchase warrants to a limited number of accredited investors (the “2021 Investors”) in connection with our private placement financing transaction that closed on November 2, 2021 (the “2021 Original Warrants”). Prior to the completion of the Warrant Reprice Transactions, the 2020 Original Warrants had an aggregate of 6,898,566 underlying shares of Common Stock, exercisable at $1.65 per share, and the 2021 Original Warrants had an aggregate of 37,500,000 underlying shares of Common Stock, exercisable at $0.53 per share.

Reprice Letter Agreements

On September 9, 2022, certain of the 2020 Investors holding 2020 Original Warrants (the “2020 Participants”) entered into separate latter agreements with the Company (the “2020 Reprice Letter Agreements”) and all of the 2021 Investors holding 2021 Original Warrants (the “2020 Participants” and together with the 2020 Participants, the “Participants”) entered into separate letter agreements with the Company (the “2021 Reprice Letter Agreements” and, together with the 2020 Reprice Letter Agreements, the “Reprice Letter Agreements”) that provided for their respective warrants to be amended to reduce their exercise price to $0.18 (“Reduced Exercise Price”) and, in the case of the 2021 Original Warrants, extend the term of those warrants. The Amended Warrants also provide for a new restriction on exercise until the later of (i) six months from September 9, 2022 and (ii) the Stockholder Approval Date, except for an Initial Exercise (as described below). The Reduced Exercise Price of the Amended Warrants and the number of shares of Common Stock underlying the Amended Warrants will be adjusted to reflect the Reverse Stock Split if Proposal Two is approved and becomes effective.

Also pursuant to the Reprice Letter Agreements, (i) the 2020 Participants had the opportunity (but were not required) to elect to make a cash exercise of a portion of their Amended 2020 Warrants at the Reduced Exercise Price, which resulted in the exercise of an aggregate of 2,100,000 shares of Common Stock (the “2020 Initial Exercise”) and (ii) the 2021 Participants all agreed to exercise an aggregate of 9,375,000 shares, or 25% of the shares of Common Stock underlying their respective Amended 2021 Warrants, at the Reduced Exercise Price (the “2021 Initial Exercise” and, together with the 2020 Initial Exercise, the “Initial Exercise”). The Company received $2,065,500 in aggregate gross proceeds from the Initial Exercise.

In exchange, the Company issued to each 2021 Participant, as well as each 2020 Participant that participated in the 2020 Initial Exercise, a New Reprice Warrant to purchase a number of shares of Common Stock equal to 100% of the shares of Common Stock received by such Participant in its Initial Exercise. The form of New Reprice Warrants issued to all 2021 Participants (the “New 2021 Participant Warrants”) is substantially similar to the 2021 Original Warrants, and the form of New Reprice Warrants issued to the 2020 Participants that elected to make a 2020 Initial Exercise (the “New 2020 Participant Warrants” and, together with the New 2021 Participant Warrants, the “New Reprice Warrants”) is substantially similar to the 2020 Original Warrants. All of the New Reprice Warrants will be initially exercisable on the later to occur of (i) the six-month anniversary of the date of issuance and (ii) the Stockholder Approval Date. In addition, the New Reprice Warrants have a term of exercise of six years and an exercise price equal to $0.18, which exercise price and the number of underlying shares of Common Stock will be adjusted to reflect the Reverse Stock Split if Proposal Two is approved and becomes effective. The New Reprice Warrants are also subject to a provision prohibiting the exercise thereof to the extent that, after giving effect to such exercise, the holder of such Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of outstanding Common Stock. The New Reprice Warrants do not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of the Company.

In addition to entering into the Reprice Letter Agreements, each Participant also signed and delivered a Participant Voting Commitment to vote to approve this Proposal One and Proposal Two, and also entered into a Leak-Out Agreement, dated September 9, 2022, which agreements were effective only until September 13, 2022, the Record Date for the special meeting.

Other Post-Closing Obligations and Anti-Dilution Adjustment of Series B Preferred Stock

Resale Registration. Pursuant to the Reprice Letter Agreements, we are required to prepare and file a registration statement with the SEC that will cover the resale of all of the Common Stock underlying the New Reprice Warrants within 30 days of the Stockholder Approval Date.

Voting Commitments. Each of the warrant holders that participated in the Warrant Reprice Transactions signed and delivered a Participant Voting Commitment that provides for such participating warrant holder to vote its shares of Common Stock to approve Proposal One and Proposal Two. In connection with the Warrant Reprice Transactions, the Company also obtained voting commitments from its executive officers, directors, more than 10% stockholders and certain other significant stockholders similar to the Participant Voting Commitments to vote in favor of Proposal One and Proposal Two. As a result of having these voting commitment letters, we expect a significant number of shares of Common Stock, up to approximately 33% of the outstanding Common Stock as of the Record Date, to support Proposal One and Proposal Two; however, such number of shares will not be sufficient to approve these proposals.

Anti-Dilution Adjustment to Series B Preferred Stock. The Certificate of Designation of Preferences, Rights and Limitations for the Company’s issued and outstanding Series B Preferred Stock (the “Series B Certificate of Designation”) provides for anti-dilution protections in the event that the Company grants any right to reprice any Company security that would entitle the holder to acquire Common Stock at an effective price per share that is lower than the conversion price of the Series B Preferred Stock, which is referred to as “full-ratchet” anti-dilution protection. As a result of the consummation of the Warrant Reprice Transactions, which resulted in the Amended Warrants being exercisable at the Reduced Exercise Price and the issuance of New Reprice Warrants at the same Reduced Exercise Price, this anti-dilution protection in the Series B Certificate of Designation was triggered. Accordingly, the conversion price of each share of Series B Preferred Stock, which was $0.40 into 2,500 shares of Common Stock, was automatically adjusted downward and is now $0.18 into 5,556 shares of Common Stock. The adjusted conversion price of the Series B Preferred Stock is the same as the Reduced Exercise Price of the Amended Warrants and the exercise price of the New Reprice Warrants. Therefore, based on the 11,620 shares of Series B Preferred Stock currently outstanding, there are an additional 35,510,720 shares of Common Stock that are issuable upon conversion as a result of the reduction in exercise price.

2022 Private Placement

Securities Purchase Agreement

On September 9, 2022, we entered into the Securities Purchase Agreement with each of the purchasers named therein (the “2022 Purchasers”) that provides for the Company to sell in a private placement up to $3,250,000 of Units, with each Unit consisting of (i) one share of Series C Preferred Stock, (ii) one Short-Term Warrant, and (iii) one Long-Term Warrant. The closing of the 2022 Private Placement is conditioned upon the Company obtaining stockholder approval of this Proposal One and Proposal Two, in addition to satisfaction other customary closing conditions set forth in in the Securities Purchase Agreement. The Securities Purchase Agreement also provides for customary termination rights, including the right of the Company or any Purchaser to terminate the Securities Purchase Agreement if the consummation of the 2022 Private Placement has not occurred on or before the fifth trading day following the date of the Stockholder Approval Date. Accordingly, the Units (including the Series C Preferred Stock and the 2022 Warrants) will not be issued unless and until both this Proposal One and Proposal Two are approved and become effective. If Proposal One and Proposal Two are approved by stockholders at the Special Meeting, we expect to close the 2022 Private Placement after the Stockholder Approval Date. We intend to use the net proceeds from the 2022 Private Placement for working capital and general corporate purposes.

Description of Series C Preferred Stock

The Series C Preferred Stock will be a newly-created series of stock that will have the powers, preferences, rights, qualifications, limitations and restrictions, including anti-dilution protections, as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (the “Series C Certificate of Designation”). The holders of Series C Preferred Stock will not have any voting rights, except as required by law and in other limited circumstances, such as to alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Series C Certificate of Designation, to amend the Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series C Preferred Stock, to increase the number of authorized shares of Series C Preferred Stock, and to enter into any agreement with respect to any of the foregoing. The holders of the Series C Preferred Stock will be entitled to receive, and the Company will be required to pay, dividends on shares of the Series C Preferred Stock equal (on an as if converted to Common Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. The Series C Preferred Stock will not be entitled to any other dividends. In the event of the Company’s liquidation, dissolution or winding up, the holders of Series C Preferred Stock will be entitled to receive the same amount that a holder of Common Stock would receive if the Series C Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder).

Each share of Series C Preferred Stock will be convertible at a current conversion price of $0.18 into 5,556 shares of Common Stock, or an aggregate of 18,057,000 shares of Common Stock (which conversion price and number of shares will be adjusted to reflect the Reverse Stock Split if Proposal Two is approved and becomes effective). Pursuant to the Series C Certificate of Designation, the Series C Preferred Stock will be subject to another limitation on conversion to the extent that, after giving effect to such conversion, the holder of such Series C Preferred Stock (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock.

The Series C Preferred Stock also has anti-dilution protections that could result in an increase in the number of shares of Common Stock to be issued upon conversion of the Series C Preferred Stock in the future, in certain circumstances, including if the Company: (i) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Series C Preferred Stock or payment of a dividend on the Series C Preferred Stock); (ii) subdivides outstanding shares of Common Stock into a larger number of shares; (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (iv) issues by reclassification of shares of Common Stock any shares of capital stock of the Company, then in each case the conversion price of the Series C Preferred Stock will be adjusted as provided in the Series C Certificate of Designation. In addition, these anti-dilution protections also apply if the Company sells or grants any Common Stock or any securities of the Company, subject to certain limited exceptions, which would entitle the holder thereof to acquire Common Stock at an effective price per share that is lower than the applicable conversion price of the Series C Preferred Stock, and, as a result, the conversion price of the Series C Preferred Stock will be reduced to such lower price, which is referred to as a “full-ratchet” anti-dilution protection. This full-ratchet anti-dilution protection is subject to termination as provided in the Series C Certificate of Designation upon the earlier of: (x) the Common Stock achieving an average trading price of 250% of the conversion price during any 10 days during a 30-consecutive trading day period and (y) 75% of the Series C Preferred Stock issued on the original issue date has been converted. The holders of Series C Preferred Stock will not have any preemptive rights as a result of their ownership of Series C Preferred Stock. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock, including the anti-dilution protections, set forth in the Series C Certificate of Designation will be filed with the Secretary of State of the State of Delaware prior to closing of the 2022 Private Placement.

Description of 2022 Warrants

The 2022 Warrants will have an exercise price equal to $0.18, subject to customary anti-dilution adjustments as provided in the 2022 Warrants. The Long-Term Warrants will be immediately exercisable for a period of six (6) years after the date of issuance and the Short-Term Warrants will be immediately exercisable for a period of eighteen (18) months after the date of issuance. The 2022 Warrants will be exercisable for an aggregate of 36,111,114 shares of Common Stock. The exercise price for the 2022 Warrants and the number of shares of Common Stock underlying the 2022 Warrants will be adjusted at the time of issuance to reflect the Reverse Stock Split.

The 2022 Warrants are subject to a provision prohibiting the exercise of such 2022 Warrants to the extent that, after giving effect to such exercise, the holder of such 2022 Warrant (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock. The 2022 Warrants will not have any preemptive rights or a preference upon any liquidation, dissolution or winding-up of the Company.

Reasons for Stockholder Approval

NYSE American Company Guide Requirements

Since our Common Stock is currently listed on the NYSE American, we are required to comply with the continued listing rules of the Company Guide. Section 713(a) of the Company Guide requires stockholder approval in connection with any transaction, other than a public offering, involving the sale, issuance, or potential issuance, of common stock or securities convertible into common stock, equal to 20.0% or more of presently outstanding stock for less than the greater of book or market value (whichever is greater). Section 713(b) of the Company Guide requires stockholder approval of a transaction, other than a public offering, involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) when the issuance or potential issuance of additional shares may result in a change of control of the issuer. Since the aggregate number of shares of Common Stock underlying the Series C Preferred Stock (18,057,000 shares of Common Stock) and the 2022 Warrants (36,111,114 shares of Common Stock) following the closing of the 2022 Private Placement, the issuance of Common Stock underlying the Amended Warrants (30,825,000 shares of Common Stock) and the New Reprice Warrants (11,475,000 shares of Common Stock), will collectively represent 148% of the total number of shares of Common Stock currently outstanding, we are seeking approval under both Sections 713(a) and 713(b) of the Company Guide. Stockholder approval of this Proposal One will constitute stockholder approval for purposes of Sections 713(a) and 713(b) of the Company Guide.

Required Pursuant to Our Financing Transaction Agreements

As a material condition of the Warrant Reprice Transactions and the 2022 Private Placement, we agreed to submit and recommend this Proposal One and, as described below, Proposal Two to our stockholders. If we do not obtain stockholder approval of this Proposal One and Proposal Two at the Special Meeting, we have agreed to call a meeting of stockholders every four months thereafter to seek stockholder approval until stockholder approval is obtained. These contractual obligations address the Company’s obligation to satisfy the Company Guide requirement and for the Company to have a sufficient number of shares of Common Stock available for future issuance, as described under Proposal Two. Approval of this Proposal One and Proposal Two will result in the restrictions on exercise under the Amended Warrants and the New Reprice Warrants no longer being effective. The Board approved the Warrant Reprice Transactions and the 2022 Private Placement and believes that satisfying our contractual obligations in those transactions by submitting this Proposal One to stockholders for their approval at this Special Meeting is in the best interests of our Company and our stockholders.

Effect and Consequences of the Issuances of Underlying Common Stock

Dilutive Effect of Issuances of Common Stock

If stockholder approval of this Proposal One and Proposal Two is received and they become effective, then the Amended Warrants and the New Reprice Warrants will be exercisable for an aggregate of 42,300,000 shares of Common Stock, subject to adjustment to account for the Reverse Stock Split. In addition, after the Stockholder Approval Date, we intend to close the 2022 Private Placement and issue the Units, consisting of the Series C Preferred Stock (which will be convertible into 18,057,000 shares of Common Stock) and the 2022 Warrants (which will be exercisable for 36,111,114 shares of Common Stock). Accordingly, an aggregate of 96,468,114 shares of Common Stock, 148% of the total number of shares of Common Stock currently outstanding, will be issuable pursuant to exercise or conversion (as applicable) of the Amended Warrants, the New Reprice Warrants, the Series C Preferred Stock and the 2022 Warrants, subject to adjustment to account for the Reverse Stock Split and any applicable anti-dilution adjustments. If the Amended Warrants and New Reprice Warrants become exercisable and we close the 2022 Private Placement and issue the Series C Preferred Stock and the 2022 Warrants, then existing stockholders of the Company will experience significant dilution in their ownership interests and voting rights.

Obligations Upon Failure of Stockholder Approval

If only Proposal One or Proposal Two is approved (but not both) a condition to closing the 2022 Private Placement will not be satisfied and the Amended Warrants and the New Reprice Warrants will not be exercisable. In addition, the terms of the Securities Purchase Agreement will require us to continue to seek stockholder approval every four months until both such proposals are approved, and we will be restricted in our ability to raise capital using Common Stock and Stock equivalents or to incur indebtedness.

Rights of Purchasers

If stockholder approval of this Proposal One and Proposal Two is received and they become effective, then the shares of Common Stock issuable upon exercise of the Amended Warrants and the New Reprice Warrants, and, assuming the closing of the 2022 Private Placement, the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the 2022 Warrants, will have the same privileges and rights as all other shares of Common Stock that are currently issued and outstanding, including the right to vote on all matters presented to the holders of Common Stock.

In connection with the Securities Purchase Agreement, we will enter into a registration rights agreement with the 2022 Purchasers at the closing of the 2022 Private Placement to register the Common Stock underlying the Series C Preferred Stock and the Common Stock underlying the 2022 Warrants. Pursuant to the Reprice Letter Agreements, we also agreed to file a registration statement providing for the resale by of the shares of Common Stock underlying the Amended Warrants and the New Reprice Warrants.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting is required for approval of this Proposal One.

It is important to understand that we are not seeking stockholder approval of, and you are not being asked to vote on, the Warrant Reprice Transactions (which have already been completed) or the issuance of the Amended Warrants and the New Reprice Warrants (which have already been issued). In addition, although we committed, in connection with the Warrant Reprice Transactions, to seek stockholder approval of the Reverse Stock Split, as well as any approvals as may be required by the Company Guide, and such approvals are conditions to the closing of the 2022 Private Placement, you are not being asked to approve the closing of the 2022 Private Placement or the issuance of the Units (including the Series C Preferred Stock and the 2022 Warrants). Instead, we are seeking your approval of the issuance of shares of Common Stock underlying the Amended Warrants, the New Reprice Warrants, the Series C Preferred Stock and the 2022 Warrants.

Recommendation of the Board

For the reasons described in this Proxy Statement, the Board unanimously recommends that you vote “FOR” the approval of the issuance of an aggregate of 96,468,114 shares of Common Stock upon exercise of the Amended Warrants and the New Reprice Warrants and the conversion of the Series C Preferred Stock and the exercise of the Long-Term Warrants and the Short-Term Warrants to be issued upon closing of the 2022 Private Placement, including any additional shares of Common Stock due to an increase as a result of applicable anti-dilution adjustments, as required by and in accordance with Sections 713(a) and 713(b) of the Company Guide.

Proposal Two:

The Reverse Stock Split Proposal

Overview

The Board has unanimously approved resolutions to (i) effect a reverse split of all of our outstanding shares of Common Stock or held in treasury by a ratio of not less than 1-for-10 and not more than 1-for-35 (each 10 to 35 shares of Common Stock, as the case may be, shall be combined to become 1 share of Common Stock) that will be effected by amending our Certificate of Incorporation and (ii) directing that a proposal be submitted to our stockholders at the Special Meeting for the prior approval of the Reverse Stock Split, which proposal has been submitted at the Special Meeting as this Proposal Two. The proposed Reverse Stock Split is a commitment the Company made to its investors both as part of the Warrant Reprice Transactions, and is as a condition to close the 2022 Private Placement, as described below, in Proposal One and elsewhere in this Proxy Statement. In addition, the Reverse Stock Split is also being presented to our stockholders to remain in compliance with the NYSE American’s continued listing requirements under the Company Guide and for the other reasons detailed below under “— Reasons for the Reverse Stock Split”.

If this Proposal Two is approved by our stockholders, the Board will have sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the Company’s best interests and without further action by our stockholders, whether or not and when to effect the Reverse Stock Split, or to abandon it. The Company reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders. By voting in favor of Proposal Two, you are expressly also authorizing the Board to delay, not to proceed with, and/or abandon, the Reverse Stock Split if it should so decide, in its sole discretion. No further action on the part of stockholders will be required to either implement or abandon the Reverse Stock Split.

If this Proposal Two is approved by stockholders and if the Reverse Stock Split is made effective, the number of authorized shares of Company capital stock, consisting of 150,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock, will remain unchanged, which will result in the number of authorized shares of Common Stock that will be available for future issuance to increase significantly. If Proposal Two is approved by our stockholders and the Reverse Stock Split is effective, then these additional authorized shares of Common Stock will be available for issuance for any proper corporate purpose as determined by the Board, without further approval by the stockholders, except as required by law.

Should the Board proceed with the Reverse Stock Split, the exact ratio will be set at a whole number within the above range as determined by the Board in its sole discretion without further action by our stockholders. If the Board elects to effect the Reverse Stock Split with a ratio of 1-for-10 (the low end of the range set forth above), each 10 shares of Common stock will be combined to become one share of Common Stock. Following a 1-for-10 Reverse Stock Split, the Company would continue to have 150,000,000 authorized shares of Common Stock, but would only have approximately 6,498,837 shares of Common Stock outstanding (as compared to 64,988,364 shares outstanding as of the Record Date). If the Board elects to effect a Reverse Stock Split with a ratio of 1-for-35 (the high end of the range set forth above), each 35 shares of Common stock will be combined to become one share of Common Stock. Following a 1-for-35 Reverse Stock Split, the Company would similarly continue to have 150,000,000 authorized shares of Common Stock, but would only have approximately 1,856,810 shares of Common Stock outstanding (as compared to 64,988,364 shares outstanding as of the Record Date). The foregoing numbers of shares of Common Stock outstanding will be subject to adjustments that may result from the treatment of fractional shares as described below under the heading “— Fractional Shares”.

The Board believes that the availability of alternative Reverse Stock Split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining the specific Reverse Stock Split ratio, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

●	compliance with the NYSE American continued listing rules under the Company Guide with respect to minimum share price requirements for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the NYSE American;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing, including the 2022 Private Placement; and

●	prevailing general market and economic conditions.

If the Board determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective as provided in the Certificate of Amendment, which will set forth the number of shares to be combined into one share of Common Stock within the limits set forth in this proposal. The Reverse Stock Split, if effected, would affect holders of Common Stock and holders of Series B Non-Voting Preferred Stock, which are convertible into shares of Common Stock, uniformly, as described below under the heading “— Principal Effects of the Reverse Stock Split”. Except for adjustments that may result from the treatment of fractional shares as described below under the heading “— Fractional Shares”, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The following description of the proposed Reverse Stock Split and Certificate of Amendment is a summary and is subject to the full text of the proposed Certificate of Amendment, which is attached to this Proxy Statement as Annex A. The text of the form of Certificate of Amendment accompanying this Proxy Statement is, however, subject to revision to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable to comply with applicable law and to effect the Reverse Stock Split.

Effective Date

If our stockholders approve this Proposal Two, we expect our Board to determine a reverse split ratio within the range approved by stockholders and then file the Certificate of Amendment with the Secretary of State of the State of Delaware, substantially in the form as attached in Annex A hereto to effect the Reverse Stock Split, as soon as practicable following stockholder approval of this Proposal Two. The Certificate of Amendment will become effective after filing with the Secretary of State of the State of Delaware and on the date and time set forth therein.

If this Proposal Two is approved and the Board determines to proceed with the Reverse Stock Split, the exact timing of the filing of the Certificate of Amendment will be determined by the Board. We refer to this time and date as the “Effective Date.” Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board.

Reasons for the Reverse Stock Split

The Board currently believes that a Reverse Stock Split is desirable and in the best interest of the Company and its stockholders for four primary reasons listed and described below. Notwithstanding these reasons, the Board reserves its right to abandon the Reverse Stock Split if it determines, in its sole discretion, that it would no longer be in our Company’s and our stockholders’ best interests.

●	The Board has determined that the Reverse Stock Split will allow us to fulfill our obligations in connection with the Warrant Reprice Transactions and the 2022 Private Placement.

●

The Board believes that effecting the Reverse Stock Split will cause the minimum bid price of our Common Stock to increase and may reduce the risk of a delisting of the Common Stock from the NYSE American in the future.

●	The Board believes that the Reverse Stock Split will result in additional share capacity for future capital raises, including closing the 2022 Private Placement.

●	The Board believes that the Reverse Stock Split could improve the marketability and liquidity of our Common Stock.

Required Pursuant to Our Financing Transaction Agreements

As a material condition of the Warrant Reprice Transactions and the 2022 Private Placement, we agreed to call the Special Meeting within 75 days to seek stockholder approval of the Reverse Stock Split. If we do not obtain stockholder approval of the Reverse Stock Split at the Special Meeting, we have agreed, in connection with the Warrant Reprice Transactions, to continue to hold stockholder meetings every four months to seek such approval until it is obtained. Any need to continue to seek such approval would result in increased expense to the Company and diversion of management’s attention, time, and effort.

Maintain Compliance with NYSE American Continued Listing Requirements

We are also seeking approval of Proposal Two so that the Company will continue to comply with the continued listing rules of the NYSE American under the Company Guide. Our Common Stock is listed on the NYSE American under the symbol “NBY.” In order to maintain continued listing on the NYSE American, among other requirements, our Common Stock must maintain an average minimum closing stock price of $0.20 over any 30-day consecutive trading period, with $0.20 being the current NYSE American internal precedent threshold of what the NYSE American considers to be a “low price per share” and constitute “low selling price issues” of the issuer pursuant to Section 1003(f)(v) of the Company Guide.

As of September 16, 2022, our 30-day average closing stock price was $0.22 per share, which is above the $0.20 “low price per share” minimum threshold. However, the Company’s closing stock price has dipped below $0.20 per share on individual days in the month of September 2022. Pursuant to the Warrant Reprice Transactions, the exercise price of the Amended Warrants was reduced to, and the exercise price of the New Reprice Warrants is, $0.18 per share. Should the Company’s 30-day average closing stock price go below the $0.20 per share threshold, the NYSE American may issue to the Company a formal “Early Warning Letter.” The Early Warning Letter may initiate a six-month period under which the NYSE American urges the Company to effect a reverse stock split and closely monitors the performance of the Common Stock. At the end of the six-month period, the NYSE American may evaluate the Company’s most recent 30-day average closing price, as well as the Company’s absolute closing price before the end of the six-month period, to determine whether the Company is below the NYSE American compliance standards. While the NYSE American will evaluate the totality of the circumstances, there is a potential that the NYSE American could initiate delisting procedures against the Company.

We expect that the Reverse Stock Split will increase the market price of Common Stock so that the Company will be able to satisfy the continued listing requirements of the NYSE American for the foreseeable future. We also expect that the Reverse Stock Split will provide for sufficient authorized shares under our Certificate of Incorporation in order to permit the issuance of shares of Common Stock upon the exercise of the Amended Warrants and the New Reprice Warrants and upon conversion of the Series C Preferred Stock, as well as the exercise of the 2022 Warrants if the 2022 Private Placement closes and/or in any future offerings or potential strategic transactions.

Additional Authorized Common Stock

Due to the number of shares of Common Stock that we will be required to issue if all of the Amended Warrants and New Reprice Warrants in the Warrant Reprice Transactions are exercised and the Series C Preferred Stock and the 2022 Warrants to be issued in the 2022 Private Placement are converted or exercised, as the case may be, we will not have a sufficient number of shares of Common Stock to issue upon exercise and/or conversion of these Company securities. If Proposal Two is approved by stockholders and the Board determines to effect the Reverse Stock Split, the number of authorized shares of Company capital stock, consisting of 150,000,000 authorized shares of Common Stock and 5,000,000 authorized shares of preferred stock, will remain unchanged. As a result of there being no change to the number of shares of our authorized capital stock in connection with the Reverse Stock Split, the number of authorized shares of Common Stock that will be available for future issuance will increase significantly.

Therefore, the Reverse Stock Split will provide for a sufficient number of authorized shares under our Certificate of Incorporation in order to permit the issuance of shares of Common Stock upon the exercise of the Amended Warrants and the New Reprice Warrants and upon conversion of the Series C Preferred Stock and the exercise of the 2022 Warrants if the 2022 Private Placement closes. In addition, it will provide for additional shares of Common Stock that may be issued in any future offerings or potential strategic transactions that we may pursue.

We plan to use the additional authorized shares resulting from the Reverse Stock Split to continue to pursue our historical financing strategy of raising additional capital in order to fund our operations and meet our ongoing obligations. As discussed elsewhere in this Proxy Statement, we intend to close the 2022 Private Placement as soon as possible after the effectiveness of the Reverse Stock Split. Following the completion of the 2022 Private Placement, an additional 54,168,114 shares of Common Stock will be issuable upon exercise or conversion, as the case may be, of the Series C Preferred Stock and 2022 Warrants issued in the 2022 Private Placement. The effectiveness of the Reverse Stock Split is a condition to closing the 2022 Private Placement. If we do not obtain stockholder approval of the Reverse Stock Split, we will not benefit from the anticipated proceeds from that financing transaction. We also committed, in connection with the Warrant Reprice Transactions, to seek stockholder approval for the Reverse Stock Split, and to effect the Reverse Stock Split after receiving such approval.

In addition to allowing us to satisfy our obligations in connection with the Warrant Reprice Transactions and to close the 2022 Private Placement and receive the proceeds from that transaction, we believe that maintaining our current number of authorized shares in our Certificate of Incorporation will better equip us to engage in additional capital raising efforts in the future. While we do not have any current and/or definite plans, agreements or arrangements, whether written or oral, to issue any newly authorized shares in connection with a capital raising transaction other than the previously disclosed Warrant Reprice Transactions and 2022 Private Placement, such a transaction could arise at any time following the date of this Proxy Statement, either prior to or after the Special Meeting.

Improve the Marketability and Liquidity of the Common Stock and Appeal to a Broader Range of Investors and Generate Greater Investor Interest

We also believe that the expected increased market price of our Common Stock resulting from the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. A Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited or discouraged by internal policies and practices from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Risks Relating to the Reverse Stock Split

There are risks associated with a reverse stock split, and we may fail to realize the expected benefits.

The proposed Reverse Stock Split, if effected, may not increase our stock price, and could lead to a decrease in our overall market capitalization.

On September 16, 2022, the closing sale price of our Common Stock on the NYSE American was $0.14 per share. We expect that the Reverse Stock Split, if effected, will increase the per share trading price of our Common Stock. However, the market price per share of our Common Stock after the Reverse Stock Split may not rise (or remain constant) in proportion to the reduction in the number of shares of Common Stock outstanding before the Reverse Stock Split. We cannot predict the effect of the Reverse Stock Split on the per share trading price of our Common Stock, and the history of reverse stock splits for other companies is varied, particularly since some investors may view a reverse stock split negatively. In many cases, the market price of a company’s shares declines after a reverse stock split, or the market price of a company’s shares immediately after a reverse stock split does not reflect a proportionate or mathematical adjustment to the market price based on the ratio of the reverse stock split. Accordingly, our total market capitalization after a Reverse Stock Split may be lower than our total market capitalization before the Reverse Stock Split, and it is possible that a Reverse Stock Split may not result in a per share trading price that would attract investors who do not trade in lower priced stocks.

Even if we implement the Reverse Stock Split, the per share trading price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. Other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the per share trading price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the benefits that we anticipate, that the per share trading price of our Common Stock will increase following the Reverse Stock Split or that the per share trading price of our Common Stock will not decrease in the future.

The proposed Reverse Stock Split, if effected, may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the per share trading price does not increase proportionately as a result of the Reverse Stock Split. While the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will attract certain types of investors, such as institutional investors or investment funds, and such share price may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not improve as a result of a Reverse Stock Split and could be adversely affect by a higher per share price. Accordingly, the Reverse Stock Split may not increase marketability of our Common Stock. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances that could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult.

If we do not obtain stockholder approval of the Reverse Stock Split at the Special Meeting, we may not be able to satisfy our obligations in connection with the Warrant Reprice Transactions and the 2022 Private Placement.

In connection with the Warrant Reprice Transactions, we committed to seek stockholder approval for the Reverse Stock Split, and to effect the Reverse Stock Split after receiving such approval. In addition, the effectiveness of the Reverse Stock Split is a condition to closing the 2022 Private Placement. If we do not obtain stockholder approval of the Reverse Stock Split at the Special Meeting, we have agreed, in connection with the Warrant Reprice Transactions, to continue to hold stockholder meetings every four months to seek such approval until it is obtained. Any need to continue to seek such approval would result in increased expense to the Company and diversion of management’s attention, time, and effort.

The proposed Reverse Stock Split, if effected, may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the proposed Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of our Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of Common Stock.

The proposed Reverse Stock Split, if effected, will result in a significant increase in our authorized Common Stock and may result in future dilution to our stockholders.

The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without a proportionate reduction in the number of shares of authorized but unissued Common Stock in our Certificate of Incorporation, which will give the Company a significantly larger number of authorized shares, as a percentage of total outstanding shares, available for future issuance without further stockholder action, except as may be required by applicable laws or the rules of any stock exchange on which our Common Stock is listed. The issuance of additional shares of Common Stock may have a dilutive effect on the ownership of existing stockholders.

Principal Effects of the Reverse Stock Split

Common Stock and Preferred Stock. If Proposal Two is approved by the stockholders at the Special Meeting, we expect the Board to establish the Reverse Stock Split ratio and proceed to effect the Reverse Stock Split, including the filing the Certificate of Amendment with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments (i.e., in proportion to the Reverse Stock Split ratio determined by the Board) will be made to any convertible or exchangeable securities entitling the holders thereof to purchase, exchange for, or convert into shares of Common Stock. The Reverse Stock Split, if effected, would affect holders of Common Stock and holders of Series B Non-Voting Preferred Stock, which are convertible into shares of Common Stock, uniformly.

Voting Rights. Except for adjustments that may result from the treatment of fractional shares as described below, because the Reverse Stock Split would apply to all issued shares of our common stock, the proposed Reverse Stock Split would not alter the relative rights and preferences of existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold 2% of the voting power of the outstanding shares of Common Stock immediately after the Reverse Stock Split, and the number of stockholders of record will also remain unaffected by the Reverse Stock Split.

Stock-Based Plans. Proportional adjustments (i.e., in proportion to the reverse stock split ratio) will be made to the maximum number of shares issuable under, outstanding awards under, and other terms of the Plans, including adjustments (based upon the Reverse Stock Split ratio) by the Board or a committee thereof, as applicable, to the number of shares available for future grant under the Plans, the number of shares underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split, so as to avoid the effect of increasing the value of awards previously granted.

Listing. Our Common Stock currently trades on the NYSE American. The Reverse Stock Split will not directly affect the listing of our Common Stock on the NYSE American, although we believe that a Reverse Stock Split could potentially increase our stock price, thereby facilitating compliance with the NYSE American’s continued listing standards. Following the Reverse Stock Split, we expect that our Common Stock will continue to be listed on the NYSE American under the symbol “NBY”, although our Common Stock would have a new committee on uniform securities identification procedures (or “CUSIP”) number (which is a number used to identify our Common Stock). Any stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below “— Stock Certificates”.

“Public Company” Status. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect our status as a public company or our registration under the Exchange Act. The Reverse Stock Split is not intended as, and we do not believe that it will have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. Our Certificate of Incorporation currently authorizes 150,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, and the Reverse Stock Split would not change those numbers. Therefore, the number of issued and outstanding shares of Common Stock would decrease, and the number of shares remaining available for issuance by us in the future would increase.

In addition to shares of Common Stock issuable in connection with the Warrant Reprice Transactions and the closing of the 2022 Private Placement, these additional shares would be available for issuance from time to time for corporate purposes, such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware General Corporation Law and the Company Guide rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in, or removal of, our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the increased proportionate number of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of our Company.

Board Discretion to Implement or Abandon Reverse Stock Split

After stockholder approval, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (with an exchange ratio determined by the Board as described above) is in the Company’s and its stockholders’ best interests. Such determination will be based upon certain factors, including, but not limited to, the Board’s consideration of our commitments made in connection with the Warrant Reprice Transaction and the 2022 Private Placement, our need for the proceeds of the 2022 Private Placement, which will not be consummated prior to the effectiveness of the Reverse Stock Split, the historical trading price and trading volume of our Common Stock, the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock, our ability to have our shares of Common Stock remain listed on the NYSE American, the anticipated impact of the Reverse Stock Split on our ability to raise additional financing, and prevailing general market and economic conditions. No further action on the part of stockholders would be required to either implement or abandon the Reverse Stock Split. If our stockholders approve the proposal, and the Board determines to effect the Reverse Stock Split, we would communicate to the public additional details regarding the Reverse Stock Split, including the specific ratio selected by the Board. The Board reserves the right to elect not to proceed with the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. To the extent any holders of pre-Reverse Stock Split Shares are entitled to fractional shares as a result of the Reverse Stock Split, we will instead issue one whole share of Common Stock to all holders that would otherwise receive a fractional share of Common Stock.

No Dissenters’ Rights’

Under Delaware law, our stockholders will not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held shares of pre-reverse stock split Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of a reverse stock split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. This discussion applies only to United States holders.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes and, therefore, a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. As a result, a stockholder should not recognize gain or loss upon the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split (including any whole share received in exchange for a fractional share) will equal the aggregate tax basis of the shares of Common Stock surrendered. The stockholder’s holding period in the shares of the common stock received (including any whole share received in exchange for a fractional share) will include the holding period in the shares of Common Stock surrendered. Treasury regulations promulgated under the Internal Revenue Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders who acquired their shares of Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Accounting Consequences

Following the Effective Date of any Reverse Stock Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Stock Certificates

As of the Effective Date, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All options, warrants and other securities exchangeable or exercisable for, or convertible into, Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Computershare Shareholder Services, Inc., will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-reverse stock split shares upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding Common Stock in “street name,” through a broker, bank, or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks, and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in “street name.” However, such brokers, banks, and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your broker, bank, or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry Shares

Registered stockholders are stockholders who hold some or all of their shares electronically in book-entry form with our transfer agent and do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form. If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock you hold.

Stockholder Approval

The affirmative vote of a majority of the shares of Common Stock outstanding as of the Record Date is required for approval of this Proposal Two.

If our stockholders approve this Proposal Two, we expect the Board to determine a Reverse Stock Split ratio within the range approved by stockholders and then file the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, as soon as practicable following stockholder approval of Proposal Two. The Certificate of Amendment will become effective after filing with the Secretary of State of the State of Delaware and on the date and time set forth therein.

Recommendation of the Board

For the reasons described in this Proxy Statement, the Board unanimously recommends that you vote “FOR” the approval of an amendment to the Certificate of Incorporation, as amended, to effect a Reverse Stock Split of all of our Common Stock issued and outstanding shares or held in treasury at a ratio of not less than 1-for-10 and not more than 1-for-35, and to grant authorization to the Board to determine, in its sole discretion, the specific ratio at any whole number within the above share range and the timing of the Reverse Stock Split becoming effective or to abandon the Reverse Stock Split.

Proposal Three:

The Adjournment Proposal

Overview

A proposal will be submitted to the stockholders at the Special Meeting to approve the adjournment of the Special Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One or Proposal Two. Any adjournment of the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Stockholder Approval

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Special Meeting is required for approval of this Proposal Three.

Recommendation of the Board

The Board recommends unanimously that you cast your vote “FOR” the approval of the adjournment of the Special Meeting to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal One or Proposal Two.

Security Ownership of Certain Beneficial Owners and Management

The following table indicates information as of September 13, 2022 regarding the beneficial ownership of our securities by:

●	each person who is known by us to beneficially own more than five percent (5%) of our securities;

●	our current executive officers;

●	each of our directors; and

●	all of our directors and executive officers as a group.

The percentage of shares beneficially owned is based on 64,988,364 shares of Common Stock outstanding as of September 13, 2022. Except as indicated in the footnotes to this table, and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them and no shares are pledged.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
Beneficial Owners Holding More Than 5%

Pioneer Pharma (Hong Kong) Company Ltd. (“Pioneer Hong Kong”) (2)	5,188,421	8.0%
682 Castle Peak Road
Lai Chi Kok, Kowloon, Hong Kong

Hudson Bay Master Fund Ltd. (3)	4,971,292	7.1%
c/o Hudson Bay Capital Management LP
28 Havemeyer Place, 2nd Floor
Greenwich, CT 06830

FGP Protective Opportunity Master Fund SP (4)	7,212,906	9.9%
94 Solaris Ave, 2nd Floor
Camana Bay
P.O. Box 30 745 Grand Cayman

Jian Ping Fu (“Mr. Fu”) (5)	4,000,000	6.2%
11 Williams Road
Mt. Eliza, Melbourne VIC 3930, Australia

Executive Officers and Directors
Justin M. Hall, Esq. (6)	527,282	*
Andrew Jones (7)	327,461	*
Audrey Kunin, M.D. (8)	575,000	*
Jeff Kunin, M.D. (9)	500,000	*
Paul E. Freiman, Ph.D. (10)	154,409	*
Julie Garlikov	-	*
Swan Sit (11)	50,000	*
Mijia (Bob) Wu, M.B.A. (12)	85,244	*
Yenyou (Jeff) Zheng, Ph.D. (13)	50,000	*
Yongxiang (Sean) Zheng	-	*
All directors and executive officers as a group (10 persons)	1,769,396	2.7%

*         Less than one percent (1%).

(1)

The address for each director and officer of NovaBay listed is c/o NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, CA 94608. Number of shares beneficially owned and percent of class is calculated in accordance with SEC rules. A beneficial owner is deemed to beneficially own shares the beneficial owner has the right to acquire within 60 days of September 13, 2022. For purposes of calculating the percent of class held by a single beneficial owner, the shares that such beneficial owner has the right to acquire within 60 days of September 13, 2022 are also deemed to be outstanding; however, such shares are not deemed to be outstanding for purposes of calculating the percentage ownership of any other beneficial owner.

(2)

Based upon information contained in the Schedule 13D/A filed by Pioneer Hong Kong and China Pioneer Pharma Holdings Limited, the parent company of Pioneer Hong Kong, with the SEC on January 13, 2017, Pioneer Hong Kong beneficially owned 5,188,421 shares of Common Stock as of December 9, 2016, with shared voting and dispositive power of all shares and sole voting and dispositive power of no shares.

(3)

Based upon information contained in the Schedule 13G filed by Hudson Bay Capital Management LP and Sander Gerber with the SEC on February 4, 2022, Hudson Bay Capital Management LP beneficially owned 4,971,292 shares of Common Stock (including 4,804,326 shares of Common Stock issuable upon exercise of warrants and/or conversion of shares of the Series B Preferred Stock) as of December 31, 2021, with shared voting and dispositive power of all shares and sole voting and dispositive power of no shares.

(4)

Based upon the Company’s records, as of September 13, 2022, FGP Protective Opportunity Master Fund SP owned at least 7,212,906 shares of Common Stock issuable upon the conversion of shares of the Series B Preferred Stock (with such number of shares of Common Stock representing the maximum amount convertible up to a beneficial ownership threshold of 9.9%).

(5)

Based upon information contained in the Schedule 13D/A filed by Mr. Fu with the SEC on August 24, 2020, Mr. Fu beneficially owned 4,000,000 shares of Common Stock as of August 1, 2020, with sole voting power over 4,000,000 shares, shared voting power over no shares, sole dispositive power over 4,000,000 shares and shared dispositive power over no shares.

(6)

Consists of (i) 73,172 shares of Common Stock held directly by Mr. Hall and (ii) 454,110 shares issuable upon the exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date. Does not include 500,000 performance restricted stock units granted to Mr. Hall on May 4, 2021 that will vest based on the achievement of three performance goals at the end of a three-year performance period ending December 31, 2023.

(7)

Consists of (i) 127,461 shares of Common Stock held directly by Mr. Jones and (ii) 200,000 shares issuable upon exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date. Does not include 250,000 performance restricted stock units granted to Mr. Jones on May 4, 2021 that will vest based on the achievement of three performance goals at the end of a three-year performance period ending December 31, 2023.

(8)

Consists of (i) 500,000 shares held by The Audrey G. Kunin Trust of which Dr. Audrey Kunin serves as the trustee (with sole voting and investment power) and (ii) 75,000 shares issuable upon exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date. Does not include 300,000 performance restricted stock units granted to Dr. Audrey Kunin on November 8, 2021 that will vest based on the achievement of three performance goals at the end of a three year performance period ending December 31, 2023.

(9)	Consists of 500,000 shares held by The Audrey G. Kunin Trust of which Dr. Jeff Kunin's spouse (Dr. Audrey Kunin) serves as the trustee (with sole voting and investment power).

(10)

Consists of (i) 32,311 shares held by the Paul Freiman and Anna Mazzuchi Freiman Trust, of which Dr. Freiman and his spouse are trustees (with sole voting power over 625 shares, shared voting power over 1,061 shares, sole investment power over no shares and shared investment power over 1,686 shares) and (ii) 122,097 shares issuable upon exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date.

(11)

Consists of (i) 30,000 shares of Common Stock held directly by Ms. Sit and (ii) 20,000 shares issuable upon exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date.

(12)

Consists of (i) 30,000 shares of Common Stock held directly by Mr. Wu and (ii) 55,244 shares issuable upon exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date. As Non-Executive Director of China Pioneer, the parent company of Pioneer Hong Kong, Mr. Wu disclaims beneficial ownership of the shares of the Common Stock held by China Pioneer Pharma and Pioneer Hong Kong.

(13)

Consists of (i) 30,000 shares of Common Stock held directly by Dr. Jeff Zheng and (ii) 20,000 shares issuable upon exercise of outstanding options which are exercisable as of September 13, 2022 or within 60 days after such date.

Deadlines for Receipt of Future Stockholder Proposals and Nominations for Our 2023 Annual Meeting

Under applicable SEC rules, to be considered for inclusion in our proxy materials next year, your proposal must be submitted by November 30, 2022; however, if our 2023 Annual Meeting of Stockholders is held on a date more than 30 calendar days from May 11, 2023, then the deadline will be a reasonable time prior to the time we begin to print, mail or electronically deliver our proxy materials. If notice is received after November 30, 2022 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. All stockholder proposals must comply with applicable rules and regulations adopted by the SEC.

Pursuant to our Bylaws, if you wish to submit a proposal to be included in next year’s proxy materials or nominate a director, you must do so no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting (for next year’s 2023 Annual Meeting, these dates would be January 11, 2023 and February 10, 2023, respectively); provided, however, that in the event that the date of the 2023 Annual Meeting of Stockholders is held more than 30 days prior to or more than 30 days after May 11, 2023, your notice must be delivered not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2023 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made. Stockholders are also advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Stockholder proposals must be in writing and should be addressed to our Corporate Secretary, at our principal executive offices at 2000 Powell Street, Suite 1150, Emeryville, California 94608. It is recommended that stockholders submitting proposals direct them to our Corporate Secretary and utilize certified mail, return receipt requested, to provide proof of timely receipt. The presiding officer of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in the Bylaws and conditions established by the SEC.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other nominees) to satisfy the delivery requirements for proxy statements with respect to two (2) or more stockholders sharing the same address (and who do not receive electronic delivery of proxy materials) by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

For those who receive proxy materials by mail, a single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other nominee or NovaBay that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker, bank or other nominee or NovaBay that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement in the future, you may (1) notify your broker, bank or other nominee or (2) direct your written request to our Corporate Secretary, NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1150, Emeryville, California 94608, (510) 899-8800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should likewise contact their broker, bank or other nominee or NovaBay using the above information. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Method of Proxy Solicitation

We will pay all costs of preparing, assembling, printing and distributing the proxy materials. NovaBay has engaged Alliance Advisors, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $100,000 in total. No fees will be paid for solicitation of any stockholder to vote in favor of one of the Proposals. Our employees may solicit proxies on behalf of the Board through the mail, in person, by telephone or by other forms of electronic communication, without additional compensation. We will reimburse brokers, banks and other nominees who hold shares of Common Stock in their names for the expenses of furnishing proxy materials to beneficial owners of the shares.

Where You Can Find More Information

NovaBay files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by NovaBay with the SEC at the SEC’s website, which contains reports, proxy statements and other information, at: http://www.sec.gov.

This Proxy Statement is available without charge to stockholders of NovaBay upon written or oral request. If you would like additional copies of this Proxy Statement or if you have questions about the Proposals to be presented at the Special Meeting, you should contact NovaBay in writing at NovaBay Pharmaceuticals, Inc., 2000 Powell Street, Suite 1550, Emeryville, CA 94608 or by telephone at (510) 899-8800.

Information and statements contained in this Proxy Statement and the Annex hereto are qualified in all respects by reference to the copy of the Annex.

September 30, 2022	By Order of the Board of Directors,
Paul E. Freiman, Ph.D. Chairman of the Board

Annex A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

NOVABAY PHARMACEUTICALS, INC.

NOVABAY PHARMACEUTICALS, INC., a corporation organized and existing under, and by virtue of, the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the Corporation is NovaBay Pharmaceuticals, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 19, 2010.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating Paragraph C of Article IV of the Certificate of Incorporation to read in its entirety as follows:

“Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Upon [Date/Time] (the “Effective Time”), each ____________ outstanding shares of Common Stock (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Corporation is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the New Common Stock.

The Reverse Split will be effectuated on a stockholder-by-stockholder basis. Certificates dated as of a date prior to the Effective Time representing outstanding shares of Old Common Stock shall, after the Effective Time, represent a number of shares equal to the same number of shares of New Common Stock as is reflected on the face of such certificates, divided by ______ and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: Also pursuant to a resolution of the Board of Directors, thereafter this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at the Special Meeting of Stockholders held on ________ __, 202__, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

A-1

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, NOVABAY PHARMACEUTICALS, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer & General Counsel this ____ day of _________________, 202__.

NOVABAY PHARMACEUTICALS, INC.

By:
Justin M. Hall
Chief Executive Officer & General Counsel

A-2

NOVABAY PHARMACEUTICALS, INC.
ATTN: JUSTIN HALL
2000 POWELL STREET, SUITE 1150
EMERYVILLE, CA 94608

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NBY2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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DETACH AND RETURN THIS PORTION ONLY

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000580769_1 R1.0.0.39

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

NOVABAY PHARMACEUTICALS, INC.
Special Meeting of Stockholders
November 10, 2022, 11:00 a.m., Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Justin M. Hall and Andrew D. Jones, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NOVABAY PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Time, on November 10, 2022, and any adjournment or postponement thereof, and to act, in their discretion, with respect to all votes that the stockholder(s) would be entitled to cast if then personally present. The meeting will be held virtually at www.virtualshareholdermeeting.com/NBY2022SM.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposal One, FOR Proposal Two and FOR Proposal Three. If any other business is presented at such Special Meeting, this proxy will be voted with the discretion of the proxies.

0000580769_2 R1.0.0.39

Continued and to be signed on reverse side